Exhibit 15.2

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399 Fax: (8610) 65693838

Website: www.tongshang.com

April 26, 2019

HUYA Inc.

Building B-1, North Block of Wanda Plaza

No. 79 Wanbo 2nd Road

Panyu District, Guangzhou 511442

People’s Republic of China

Dear Sirs/Madams:

We consent to the reference of our name under the headings “Item 3. Key Information —D. Risk Factors,” “Item 4. Information on the Company —B. Business Overview — PRC Regulations,” “Item 4. Information on the Company —C. Organizational Structure,” “Item 5. Operating and Financial Review and Prospects —C. Operating Results,” and “Item 10. Additional Information —E. Taxation,” in HUYA Inc.’s Annual Report on Form 20-F for the year ended December 31, 2018 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2019, and further consent to the incorporation by reference of the summaries of our opinions under these captions into HUYA Inc.’s Registration Statement on Form S-8 (No. 333-227336) that was filed on September 14, 2018. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,
/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices